UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2007

KapStone Paper and Packaging Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-51150	20-2699372
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

c/o Stone Kaplan Investments, LLC, One Northfield Plaza, Suite 480 Northfield, Illinois	60093
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (847) 441-0929

Stone Arcade Acquisition Corporation

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2007, Andrea K. Tarbox, 56, was appointed Vice President and Chief Financial Officer of KapStone Paper and Packaging Corporation (the “Company”).  Ms. Tarbox served as a financial consultant to the Company since April 2006.  Ms. Tarbox played a key financial role in the acquisition by the Company of the Kraft Papers Business from International Paper Company.  From March 2003 through March 2006, Ms. Tarbox served as Chief Financial and Administrative Officer for Uniscribe Professional Services, Inc.  From July 1994 until February 2003, Ms. Tarbox was employed by Gartner Inc., last serving as Group Vice President-Finance and Treasurer.  Prior to that, Ms. Tarbox had assumed financial positions of increasing responsibility in several global companies including British Petroleum, p.l.c. and Fortune Brands, Inc.  Ms. Tarbox began her career with Ernst & Young, LLC and became a Certified Public Accountant in 1979.  Ms. Tarbox earned a B.A. degree in Psychology from Connecticut College and an M.B.A. from the University of Rhode Island.

Ms. Tarbox has no family relationship with any director or executive officer of the Company.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2007

KAPSTONE PAPER AND PACKAGING CORPORATION

	By:	/s/ Roger W. Stone
	Name:	Roger W. Stone
	Title:	Chief Executive Officer